UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2017

ATHENE HOLDING LTD.
(Exact name of registrant as specified in its charter)

	Bermuda	001-37963	98-0630022
	(State or other jurisdiction of	(Commission	(I.R.S. Employer
	incorporation or organization)	file number)	Identification Number)

96 Pitts Bay Road
Pembroke, HM08, Bermuda
(Address of principal executive offices and zip code)

(441) 279-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01        Other Events.

Athene Holding Ltd. (the “Company” or “Athene”) has been informed that on May 22, 2017, AP Alternative Assets, L.P. (“AAA”) announced the declaration of a conditional distribution of common shares of the Company (“Athene Shares”) to its unitholders. The conditional distribution authorizes the distribution of up to 12,245,028 Athene Shares or 20% of the total 61,225,145 Athene Shares beneficially owned by AAA, comprising up to 11,349,020 Athene Shares to be distributed by AAA to AAA unitholders and up to 896,008 Athene Shares to be distributed by AAA Investments, L.P. to AAA Associates, L.P., its general partner, in respect of its carried interest and general partner interest in AAA Investments, L.P. in connection with this conditional distribution. The distribution will be made only upon pricing of an underwritten follow-on secondary offering of the Company’s Class A common shares (the “Follow-on Offering”), as contemplated by the Company’s registration statement on Form S-1 (File No. 333-218163) filed with the U.S. Securities and Exchange Commission on May 22, 2017. The conditional distribution to AAA unitholders represents up to 0.148685656 Athene Shares for each of the 76,328,950 AAA units that are expected to be outstanding on the pricing date of the Follow-on Offering (which shall also be the record date for any AAA distribution), with the number of Athene Shares to be distributed to each AAA unitholder entitled to receive Athene Shares rounded down to the nearest whole number of Athene Shares. The distribution by AAA is conditional, and will not be made if the pricing of the Follow-on Offering does not occur by June 30, 2017 or such other date as may be determined by the Board of Directors of AAA Guernsey Limited, the general partner of AAA. The ultimate size of any distribution by AAA and the timing of the Follow-on Offering is yet undetermined and will be driven by market conditions (among other factors), and thus neither may occur.

Athene has notified AAA that AAA unitholders entitled to receive Athene Shares as of the record date of any AAA distribution will be given the opportunity by Athene, along with certain Athene shareholders who held Athene Shares prior to Athene’s initial public offering (the “IPO”), to sell in the Follow-on Offering all (but not less than all) of the Athene Shares that such AAA unitholder will receive in connection with any such AAA distribution. Athene has also notified AAA that any AAA unitholder that also holds Athene Shares directly as a result of a prior distribution to AAA unitholders effected in connection with Athene’s IPO (the “IPO Distribution Athene Shareholders”) will be permitted, subject to certain conditions, to participate in the Follow-on Offering, and that any underwriter lock-up restrictions related to Athene’s IPO that would otherwise apply to such Athene Shares are expected to be waived in order to permit such holders to include those Athene Shares in the Follow-on Offering.

Athene will waive (effective as of the pricing of the Follow-on Offering) the existing lock-up restrictions under the Third Amended and Restated Registration Rights Agreement (as amended, the “RRA”) expiring on the 225th day following the effective date of the IPO (the “7.5 Month Lock-Up”) with respect to Athene Shares being sold in the Follow-on Offering or to be distributed by AAA to its unitholders in connection with the Follow-on Offering. In the event that any IPO Distribution Athene Shareholder or other direct Athene shareholder elects to sell Athene Shares in the Follow-on Offering in excess of the number of Athene Shares held by such selling IPO Distribution Athene Shareholder or other direct Athene shareholder that are subject to the 7.5 Month Lock-Up, then Athene will waive (effective as of the pricing of the Follow-on Offering) the existing RRA lock-up restrictions that expire on dates after the 7.5 Month Lock-Up sequentially, with such excess Athene Shares first being released from the lock-up restrictions under the RRA expiring on the 365th day following the effective date of the IPO and (to the extent any such excess Athene Shares remain) then from the lock-up restrictions under the RRA expiring on the 450th day following the effective date of the IPO.

Apollo Global Management, LLC (“AGM”) and its affiliates (collectively, “Apollo”) and their respective directors, officers and employees (“Apollo Personnel”) will be restricted from selling or transferring any Athene Shares received by them in their capacity as AAA unitholders in connection with the AAA distribution with respect to the Follow-on Offering until (i) in the case of Apollo, two years following the effective date of the IPO (except for (i) any investment funds or accounts for which AGM or its subsidiaries acts as the general partner and/or manager, but a majority of the capital is provided by non-affiliates of AGM or (ii) any transfer by AGM or its affiliates to an affiliate of AGM) and (ii) in the case of Apollo Personnel, the earlier of (x) 450 days following the effective date of the IPO and (y) the latest expiration date of the existing lock-up restrictions under the RRA as such expiration date may be amended, modified or waived from time to time by Athene pursuant to and in accordance with the terms and conditions thereof.  These restrictions will not apply with respect to any Athene Shares being sold or transferred by Apollo or any investment funds or accounts for which Apollo acts as the general partner and/or manager in connection with the payment of carried interest, incentive allocations, expenses and/or management fees to Apollo or one or more of such investment funds or accounts.

As noted above, the timing of the Follow-on Offering is yet undetermined and will be driven by market conditions (among other factors) and thus may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: May 22, 2017	/s/ John L. Golden
John L. Golden
Executive Vice President, Legal